UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 23, 2023

LINCOLN EDUCATIONAL SERVICES CORPORATION

(Exact name of registrant as specified in its chapter)

New Jersey	000-51371	57-1150621

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Sylvan Way, Suite A, Parsippany, NJ 07054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(973) 736-9340

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	LINC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 27, 2023, Lincoln Educational Services Corporation (the “Company”) issued a press release announcing financial results for the fourth quarter and year ended December 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 2.02 by reference.

The information contained under this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained under this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information under this Item 2.02 is not intended to, and does not, constitute a determination or admission by the Company that the information contained under this Item 2.02 is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Expansion in Board Size; Decision of Director to Not Stand for Re-Election

On February 23, 2023, the Board of Directors (the “Board”) of the Company, in order to accommodate the appointment of Sylvia Jean Young to the Board, as discussed below, increased the size of the Board from nine directors to ten directors, effective immediately on that date. The increase in the size of the Board is temporary through the Annual Meeting of Shareholders as, also on February 23, 2023, Director Ronald E. Harbour advised the Board of his decision not to stand for re-election to the Board for the coming term and to retire effective at the end of his current term on the date of the Annual Meeting of Shareholders. Mr. Harbour’s decision to not to stand for re-election was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On February 23, 2023, at a meeting of the Board and upon the recommendation of the Nominating & Corporate Governance Committee, the Board appointed Sylvia Jean Young as an independent director, effective immediately. Ms. Young will serve until the Company’s 2023 Annual Meeting of Shareholders, when she will be subject to re-election to the Board by a vote of the Company’s shareholders, or until her earlier resignation or removal.

At the meeting, the Board also appointed Ms. Young to the Compensation Committee.

Ms. Young is a dedicated veteran of hospital administration, having served HCA Healthcare Continental Division, a large cap publicly traded company which includes HealthONE in Denver, CO and Wesley Healthcare in Wichita, KS for 35 years, most recently, from 2012 until her retirement in 2023, as its President and CEO. Before her appointment to the Denver-based Continental Division headquarters, Ms. Young served as President of HCA’s Sunrise Health System in Las Vegas, NV. Her earlier positions with the Hospital Corporation of America included serving as President of Sunrise Health System and President and CEO of Sunrise Hospital and Medical Center and Sunrise Children’s Hospital in Las Vegas, NV and President and CEO of The Medical Center of Aurora in Aurora, CO. Ms. Young has a Master’s degree in Health Administration from the University of Alabama, Birmingham and a Bachelor’s degree in Public Administration from Samford University in Birmingham.

There are no arrangements or understandings between Ms. Young and any other persons pursuant to which Ms. Young was selected as a director. There are no transactions, arrangements or relationships between the Company or its subsidiaries, on the one hand, and Ms. Young, on the other hand, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on February 27, 2023 announcing the appointment of Ms. Young is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 8.01	Other Events.

On February 27, 2023, the Company announced that the Board of Directors has authorized the continuation of the share repurchase program (the “Share Repurchase Program”) originally established on May 24, 2022 for repurchases of up to $30 million of the Company’s outstanding common stock over a twelve-month period. To date, the Company has made repurchases of approximately $9.4 million of its common stock. The Board has extended the Share Repurchase Program for an additional twelve months and has authorized the repurchase of an additional $10 million of the Company’s common stock, for an aggregate of up to $30.6 in additional repurchases.

Purchases may be made, from time to time, in open-market transactions at prevailing market prices, in privately negotiated transactions or by other means as determined by the Company’s management and in accordance with applicable federal securities laws. The timing of purchases and the number of shares repurchased under the program will depend on a variety of factors including price, trading volume, corporate and regulatory requirements and market conditions. The Company retains the right to limit, terminate or extend the share repurchase program at any time without prior notice.

A copy of the press release issued by the Company announcing the extension and expansion of the Share Repurchase Program is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained under this Item 8.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Exhibit Title

99.1	Press Release issued by Lincoln Educational Services Corporation dated February 27, 2023 as to financial results and share repurchase program.

99.2	Press Release issued by Lincoln Educational Services Corporation dated February 27, 2023 as to appointment of Sylvia Jean Young to Board of Directors.

104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: February 27, 2023
	By:	/s/ Alexandra M. Luster
	Name:	Alexandra M. Luster
	Title:	General Counsel